Exhibit 99.4

CERTIFICATION OF CHIEF FINANCIAL OFFICER
AS ADOPTED PURSUANT TO
SECTION 302(a) OF THE SARBANES-OXLEY ACT OF 2002

I, Bryon Look, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of LSI Logic Corporation;

2.	Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3.	Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of LSI Logic Corporation as of, and for, the periods presented in this quarterly report;

4.	LSI Logic Corporation’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for LSI Logic Corporation and we have:

a.	designed such disclosure controls and procedures to ensure that material information relating to LSI Logic Corporation, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

b.	evaluated the effectiveness of LSI Logic Corporation’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the “Evaluation Date”); and

c.	presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5.	LSI Logic Corporation’s other certifying officers and I have disclosed, based on our most recent evaluation, to LSI Logic Corporation’s auditors and the audit committee of LSI Logic Corporation’s board of directors:

a.	all significant deficiencies in the design or operation of internal controls which could adversely affect LSI Logic Corporation’s ability to record, process, summarize and report financial data and have identified for LSI Logic Corporation’s auditors any material weaknesses in internal controls; and

b.	any fraud, whether or nor material, that involves management or other employees who have a significant role in LSI Logic Corporation’s internal controls; and

6.	LSI Logic Corporation’s other certifying officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: November 12, 2002

By:	/s/ Bryon Look
Name: Bryon Look Title: Executive Vice President & Chief Financial Officer